Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-156136 on Form S-8 of our report dated June 30, 2025, appearing in this Annual Report on Form 11-K of the Clearwater Paper 401(k) Plan for the year ended December 31, 2024.

/s/ LBMC, PC

Chattanooga, Tennessee
June 30, 2025